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                                                                EXHIBIT 21.1


                                 SUBSIDIARIES


COMPANY                                  JURISDICTION OF ORGANIZATION
-------                                  ----------------------------
OnlineFilmSales.com, LLC                 Delaware
InternetStudios.com UK Limited           England
Online Films, LLC                        Delaware